EXHIBIT 10.1

AIRCRAFT TIME-SHARING AGREEMENT

This Agreement, effective as of the day of 2020, by and between Morgan Stanley Services Group, Inc., a corporation organized and existing under the laws of the State of Delaware ("MSSG"), and [NAME] ("User").

WITNESSETH:

WHEREAS, MSSG is the operator of, and has possession, command and control of the aircraft listed on Schedule A hereto, as amended from time to time (collectively, the "Aircraft"); and

WHEREAS, MSSG has the right and lawful authority to enter into time sharing agreements, as provided in §91.501 of the Federal Aviation Regulations ("FARs"); and

WHEREAS, from time to time, User may desire to lease the Aircraft, with flight crew, from MSSG for User’s personal travel at User’s discretion on a time-sharing basis in accordance with §91.501 of the FARs; and

WHEREAS, MSSG has agreed to make the Aircraft, with flight crew, available to User for User’s personal travel on a non-exclusive time-sharing basis in accordance with §91.501 of the FARs; and

WHEREAS, this Agreement sets forth the understanding of the parties as to the terms under which MSSG will provide User with the use, on a non-exclusive time-sharing basis, of the Aircraft.

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

1. Provision of Aircraft and Crew. Subject to Aircraft availability, MSSG agrees to provide the Aircraft and flight crew to User on a time sharing basis in accordance with the provisions of §§ 91.501(b)(6), 91.501(c)(1) and 91.501(d) of the FARs. MSSG shall provide, at its sole expense, qualified flight crew for all flight operations under this Agreement. If MSSG is no longer the operator of any of the Aircraft, Schedule A shall be amended to delete any reference to such Aircraft and this Agreement shall be terminated as to such Aircraft but shall remain in full force and effect with respect to each of the other Aircraft, if any. No such termination shall affect any of the rights and obligations of the parties accrued or incurred prior to such termination. If MSSG becomes the operator of any aircraft not listed on Schedule A hereto, Schedule A shall be modified to include such Aircraft, and thereafter this Agreement shall remain in full force and effect with respect to such Aircraft and each of the other Aircraft, if any.

2. Term. The term of this Agreement (the “Term”) shall commence on the date hereof and shall continue until terminated by either party on written notice to the other party. This Agreement shall terminate immediately in the event that User is no longer an employee or director of Morgan Stanley or any of its affiliates. Notwithstanding the foregoing, any provisions directly or indirectly related to User’s payment obligations for flights completed prior to the date of termination shall survive the termination of this Agreement.

3. Reimbursement of Expenses. For each flight conducted under this Agreement, including any positioning and other deadhead legs flown in connection with an occupied leg hereunder, User shall pay

MSSG an amount determined by MSSG, which amount shall not to exceed the actual expenses of operating such flight(s); and provided further, that in no event shall such amount exceed the sum of the following expenses as permitted pursuant to FAR 91.501(d):

(a)    Fuel, oil, lubricants, and other additives;
(b)    Travel expenses of the crew, including food, lodging, and ground transportation;
(c)    Hangar and tie-down costs away from the Aircraft’s base of operation;
(d)    Additional Insurance obtained for the specific flight at the request of User;
(e)    Landing fees, airport taxes, and similar assessments;
(f)    Customs, foreign permit, and similar fees directly related to the flight;
(g)    In-flight food and beverages;
(h)    Passenger ground transportation;
(i)    Flight planning and weather contract services; and
(j)    An additional charge equal to one hundred percent (100%) of the expenses listed in subsection (a) above.

4. Invoicing and Payment. All payments to be made to MSSG by User hereunder shall be paid in the manner set forth in this Section 4. MSSG will pay, or cause to be paid, all expenses related to the operation of the Aircraft hereunder in the ordinary course. As soon as practicable after the end of each calendar quarter during the Term, or shorter period of time as mutually agreed by the parties, MSSG shall provide or cause to be provided to User an invoice showing all personal use of the Aircraft by User pursuant to this Agreement during that quarter and a complete accounting detailing all amounts payable by User pursuant to Section 3 for that quarter (plus applicable domestic or international air transportation excise taxes, and any other fees, taxes or charges assessed on passengers by and remitted to a government agency or airport authority). User shall pay all amounts due under the invoice not later than 30 days after receipt thereof. In the event MSSG has not received supplier invoices for reimbursable charges relating to such flight prior to such invoicing, MSSG shall issue supplemental invoice(s) for such charge(s) to User, and User shall pay each supplemental invoice within 30 days after receipt thereof.

5. Flight Requests. User will provide the designated representatives of MSSG with flight requests for User’s personal travel to be undertaken pursuant to this Agreement and proposed flight schedules as far in advance of User’s desired departure as possible and in accordance with all reasonable policies established by MSSG. Flight requests shall be in a form, whether oral or written, mutually convenient to and agreed upon by the parties. MSSG shall have sole and exclusive authority over the scheduling of the Aircraft, which authority includes the sole and exclusive right over initiating, conducting and terminating such flights. Nothing in this Agreement is intended nor shall be construed so as to convey to User any operational control over, or possession, command and control of the Aircraft. MSSG shall not be liable to User or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason. In addition to requested schedules and departure times, User shall provide at least the following information for each proposed flight reasonably in advance of the desired departure time as required by MSSG or its flight crew:

(a)    departure point;
(b)    destination;
(c)    date and time of flight;
(d)    number and identity of anticipated passengers;
(e)    nature and extent of luggage and/or cargo expected to be carried;
(f)    date and time of return flight, if any; and

(g)    any other information concerning the proposed flight that may be pertinent to or required by MSSG or its flight crew.

Subject to Aircraft and crew availability, MSSG shall use its good faith efforts, consistent with its approved policies, to accommodate User’s needs, avoid conflicts in scheduling and enable User to enjoy the benefits of this Agreement. Although every good faith effort shall be made to avoid its occurrence, any flights scheduled under this Agreement are subject to cancellation by either party without incurring liability to the other party. In the event of a cancellation, the canceling party shall provide the maximum notice reasonably practicable.

6. Operational Authority and Control. MSSG shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights under this Agreement, and shall retain full authority and control, including exclusive operational control and exclusive possession, command and control of the Aircraft for all flights under this Agreement. MSSG shall furnish at its expense a fully qualified flight crew with appropriate credentials to conduct each flight undertaken under this Agreement and included on the insurance policies that MSSG is required to maintain hereunder. In accordance with applicable FARs, the qualified flight crew provided by MSSG will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder. The pilot-in-command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made, and all other matters relating to operation of the Aircraft. User specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition that in the sole judgment of the pilot-in-command could compromise the safety of the flight, and to take any other action that in the sole judgment of the pilot-in-command is necessitated by considerations of safety. No such action of the pilot-in-command shall create or support any liability to User or any other person for loss, injury, damage or delay. MSSG's operation of the Aircraft hereunder shall be strictly within the guidelines and policies established by MSSG and FAR Part 91.

7. Aircraft Maintenance. MSSG shall, at its own expense, cause the Aircraft to be inspected, maintained, serviced, repaired, overhauled, and tested in accordance with FAR Part 91 so that the Aircraft will remain in good operating condition and in a condition consistent with its airworthiness certification and shall take such requirements into account in scheduling the Aircraft hereunder. Performance of maintenance, preventive maintenance or inspection shall not be delayed or postponed for the purpose of scheduling the Aircraft unless such maintenance or inspection can safely be conducted at a later time in compliance with applicable laws, regulations and requirements, and such delay or postponement is consistent with the sound discretion of the pilot-in-command. In the event that any non-standard maintenance is required during the term and will interfere with User's requested or scheduled flights, MSSG, or MSSG's pilot-in-command, shall notify User of the maintenance required, the effect on the ability to comply with User's requested or scheduled flights and the manner in which the parties will proceed with the performance of such maintenance and conduct of such flight(s). In no event shall MSSG be liable to User or any other person for loss, injury or damage occasioned by the delay or failure to furnish the Aircraft under this Agreement, whether or not maintenance-related.

8. Insurance. MSSG, at its expense, will maintain or cause to be maintained in full force and effect throughout the Term of this Agreement (i) comprehensive aircraft and liability insurance against bodily injury and property damage claims, including, without limitation, contractual liability, in respect of the Aircraft in such amount as is customarily maintained by prudent operators of similar aircraft, but in no event less than $300,000,000 for each single occurrence; and (ii) hull insurance for the full replacement cost of the Aircraft. Such policies shall (A) name User as an additional insured; (B) provide that in respect of the interests of User in such policies, the insurance shall not be invalidated by any action or inaction of MSSG, regardless of any breach or violation of any warranties, declarations or conditions contained in such policies or otherwise binding on MSSG; (C) include provisions whereby the insurer(s) irrevocably and unconditionally waive all rights of subrogation they may have or acquire against User; (D) permit the use of the Aircraft by MSSG for compensation or hire to the extent necessary to perform its obligations under this Agreement; and (E) include a cross-liability clause to the effect that such insurance, except for the limits of liability, shall operate to give User the same protection as if there were a separate policy issued to him.

MSSG shall use reasonable commercial efforts to provide such additional insurance for specific flights under this Agreement as User may request in writing. User acknowledges that any trips scheduled to the European Union may require MSSG to purchase additional insurance to comply with applicable regulations. The cost of all flight-specific insurance shall be borne by User as provided in Section 3(d).

9. Use of Aircraft. User warrants that:

(i) He will use the Aircraft under this Agreement for and only for his own account, including the carriage of his guests, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire or for common carriage;

(ii) He will not permit any lien, security interest or other charge or encumbrance to attach against the Aircraft as a result of his actions or inactions, and shall not attempt to convey, mortgage, assign, lease or in any way alienate the Aircraft or MSSG's rights hereunder or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

(iii) During the Term of this Agreement, he will abide by and conform to all such laws, governmental and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation or use of the Aircraft by the lessee under a time sharing arrangement and all applicable policies of MSSG.

10. Limitation of Liability. NEITHER MSSG (NOR ITS AFFILIATES) MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT TO BE USED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR TITLE.

IN NO EVENT SHALL MSSG OR ITS AFFILIATES BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO USER, USER’S EMPLOYEES, AGENTS OR GUESTS FOR ANY CLAIMED INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, REGARDLESS OF WHETHER IT KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGE, LOSS OR EXPENSE. The provisions of this Section 10 shall survive the termination or expiration of this Agreement.

11. Base of Operations. For purposes of this Agreement, the base of operation of the Aircraft is Westchester County Airport, White Plains, New York; provided, that such base may be changed at MSSG’s sole discretion upon notice from MSSG to User.

12. Notices and Communications. All notices and other communications under this Agreement shall be in writing (except as permitted in Section 5) and shall be given (and shall be deemed to have been duly given upon receipt or refusal to accept receipt) by personal delivery, by telefax (with a simultaneous confirmation copy sent by first class mail properly addressed and postage prepaid), or by a reputable overnight courier service, addressed as follows:

If to MSSG:         Morgan Stanley Services Group, Inc.
[Address]

If to User:        [Name]
[Address]

or to such other person or address as either party may from time to time designate in writing to the other party.

13. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to its subject matter, and there are no representations, warranties, rights, obligations, liabilities, conditions, covenants, or agreements relating to such subject matter that are not expressly set forth herein. There are no third-party beneficiaries of this Agreement.

14. Further Acts. MSSG and User shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary (i) to carry out the intent and purpose of this Agreement, and (ii) to establish, maintain and protect the respective rights and remedies of the other party.

15. Successors and Assigns. User shall not have the right to assign, transfer or pledge this Agreement. This Agreement shall be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns, and shall inure to the benefit of the parties hereto, and, except as otherwise provided herein, their respective heirs, executors, administrators, other legal representatives, successors and permitted assigns.

16. Taxes. User shall be responsible for paying, and MSSG shall be responsible for collecting from User and paying over to the appropriate authorities, all applicable Federal excise taxes imposed under IRC §4261 and all sales, use and other excise taxes imposed by any authority in connection with the use of the Aircraft by User hereunder.

17. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of New York without regard to its choice of law principles, other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law. The parties hereby consent and agree to submit to the exclusive jurisdiction and venue of any state or federal court in New York, New York in any proceedings hereunder, and each hereby waives any objection to any such proceedings based on improper venue or forum non-conveniens or similar principles. The parties hereto hereby further consent and agree to the exercise of such personal jurisdiction over them by such courts with respect to any such proceedings, waive any objection to the assertion or exercise of such jurisdiction and consent to process being served in any such proceedings in the manner provided for the giving of notices hereunder.

18. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

19. Amendment or Modification. This Agreement may be amended, modified or terminated only in writing duly executed by the parties hereto.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart. Each party may transmit its signature by facsimile, and any faxed counterpart of this Agreement shall have the same force and effect as a manually-executed original.

21. Truth-in-Leasing Compliance. MSSG, on behalf of User, shall (i) deliver a copy of this Agreement to the Aircraft Registration Branch, Technical Section, of the FAA in Oklahoma City within 24 hours of its execution; (ii) notify the appropriate Flight Standards District Office at least 48 hours prior to the first flight under this Agreement of the registration number of the Aircraft, and the location of the airport of departure and departure time for such flight; and (iii) carry a copy of this Agreement onboard the Aircraft at all times when the Aircraft is being operated under this Agreement.

22. TRUTH IN LEASING STATEMENT PURSUANT TO SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS:

(a) MSSG CERTIFIES THAT EACH OF THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED DURING THE 12-MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT (OR SUCH SHORTER PERIOD AS MSSG SHALL HAVE POSSESSED THE AIRCRAFT) IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS. EACH OF THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN COMPLIANCE WITH THE MAINTENANCE AND INSPECTION REQUIREMENTS FOR ALL OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

(B) MSSG AGREES, CERTIFIES AND ACKNOWLEDGES, AS EVIDENCED BY ITS SIGNATURE BELOW, THAT WHENEVER ANY OF THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, MSSG SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT, AND THAT MSSG UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(C) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date set forth above. The persons signing below warrant their authority to sign.

Morgan Stanley Services Group, Inc.            USER:

By: _/s/ _____________________             _/s/ ________________________

Name:

Title: Authorized Signatory

A legible copy of this Agreement shall be kept in the Aircraft for all operations conducted hereunder.

SCHEDULE A

Two Gulfstream Aerospace G550 aircraft bearing Federal Aviation Administration Registration Numbers [    ] and [        ] and Manufacturer's Serial Numbers [    ] and [        ], respectively, together with engines and components installed therein.